UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

UNIVERSAL ENERGY CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-50284	80-0025175
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

600 East Altamonte Drive, Unit 1050

Altamonte Springs, Florida 32701

(407) 260-9206

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On or about September 8, 2006, Universal Energy Corp. (the “Company”) entered into a Letter of Intent (“LOI”) with a privately held Alberta company for the farmin and participation of certain lands located in north central Alberta. The closing of this transaction is based upon the execution of a definitive farmin and participation agreement between the parties.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL ENERGY CORP.

Dated: September 14, 2006	By:	/s/ Dyron M. Watford
Dyron M. Watford
Director